Exhibit 10.1
STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 14, 2024 (the “Effective Date”), by and among LENZ Therapeutics, Inc., a Delaware corporation (the “Company”), and Ridgeback Capital Investments L.P. (the “Purchaser”).
WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, an aggregate of $30.0 million of shares of Common Stock at a purchase price equal to the Purchase Price (defined below) in accordance with the terms and provisions of this Agreement; and
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below).
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Purchaser agree as follows:
1.Definitions.
As used in this Agreement, the following terms shall have the following respective meanings:
“2024 SEC Reports” shall mean (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and (b) any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any subsequent Annual Reports on Form 10-K filed or furnished (as applicable) by the Company after December 31, 2023, together in each case with any documents incorporated by reference therein or exhibits thereto.
“Advance Indemnification Payment” has the meaning set forth in Section 5.2(d) hereof.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.
“Agreement” has the meaning set forth in the recitals hereof.
“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.
“Board of Directors” means the board of directors of the Company.
“Closing” has the meaning set forth in Section 2.2 hereof.
“Closing Date” shall mean July 17, 2024 or such other date as mutually agreed by the Company and the Purchaser, but in no event later than the fifth (5th) business day following the date hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.00001 par value per share, of the Company.
“Company” has the meaning set forth in the recitals hereof.
“Company IT Systems” has the meaning set forth in Section 3.30 hereof.
“Company Regulatory Permits” has the meaning set forth in Section 3.20(c) hereof.
“Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Person” has the meaning set forth in Section 3.27 hereof.
“Disqualification Event” has the meaning set forth in Section 3.27 hereof.
“Drug Regulatory Agency” shall mean the FDA or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.
“Effective Date” has the meaning set forth in the recitals hereof.
“Effectiveness Deadline” has the meaning set forth in Section 5.1(b) hereof.
“Effectiveness Period” has the meaning set forth in Section 5.4 hereof.
“Environmental Laws” has the meaning set forth in Section 3.15 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“FDA” shall mean the U.S. Food and Drug Administration.
“Filing Date” has the meaning set forth in Section 5.1(a) hereof.
“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.
“GAAP” has the meaning set forth in Section 3.8(b) hereof.
“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.
“Health Care Laws” means (a) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and Public Health Service Act (42 U.S.C. § 201 et seq.) and any other similar applicable law administered by the FDA or other comparable governmental authority responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company and their implementing regulations; (b) Good Clinical Practice, regulations for studies that are submitted to regulatory authorities to support product approval; and (c) laws regulating the use or disclosure of personal data collected in the conduct of clinical trials, including Protected Health Information as defined under the Health Insurance Portability and Accountability Act of 1996 as amended at 45 CFR 164.103 (“HIPAA”).
“HIPAA” has the meaning set forth in the definition of “Health Care Laws”.
“Intellectual Property” has the meaning set forth in Section 3.12(a) hereof.
“Liquidated Damages” has the meaning set forth in Section 5.1(k) hereof.
“Resale Registration Statement” has the meaning set forth in Section 5.1(a) hereof.
“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:
(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;
(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;
(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;
(iv) changes in laws after the date hereof, provided that the Company is not disproportionately affected thereby;
(v) changes or proposed changes in GAAP after the date of this Agreement, provided that the Company is not disproportionately affected thereby; and
(vi) in and of itself, any failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of the definition).
“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the

NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.
“Patents” has the meaning set forth in Section 3.12(a) hereof.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Personal Data” means the following data used in connection with the Company’s business and in its or its subsidiaries’ possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under HIPAA; and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws.
“Privacy Laws” has the meaning set forth in Section 3.31 hereof.
“Privacy Statements” has the meaning set forth in Section 3.31 hereof.
“Process” or “Processing” has the meaning set forth in Section 3.31 hereof.
“Purchase Price” means $19.00 per share.
“Purchaser” has the meaning set forth in the recitals hereof.
“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.
“Registrable Shares” means the (i) Shares and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Shares; provided, however, that a Share shall cease to be a Registrable Share upon the earliest to occur of the following: (x) such Share is sold pursuant to Rule 144 under circumstances in which any legend borne by such Share relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (y) such Share is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, and without the holder complying with any method of sale requirements or notice requirements under Rule 144 and without the requirement to comply with the current public information of Rule 144(c)(1), or (z) such Share shall cease to be outstanding following its issuance.
“Registration Failure” has the meaning set forth in Section 5.1(k) hereof.
“Resale Registration Statement” means any registration statement required to be filed by Section 5 below and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.8 hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.
“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company's primary National Exchange with respect to the Common Stock as in effect on the date of delivery of the applicable request to remove legends of Shares.
“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.
“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.
“Transaction Agreements” means this Agreement and all exhibits and schedules hereto and all other documents and certificates entered into or delivered by the parties in connection with the transactions contemplated by this Agreement.
“Transfer Agent” shall mean, with respect to the Common Stock, Equiniti Trust Company, LLC or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchaser, which consent shall not be unreasonably withheld.
“Willful Breach” has the meaning set forth in Section 8.1 hereof.

2.Subscription
2.1Purchase and Sale of Common Stock
On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, an aggregate of $30.0 million of Shares (the “Aggregate Purchase Price”).
Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, that number of Shares equal to the Aggregate Purchase Price divided by the Purchase Price, rounded down to the nearest whole share.
2.2Closing
Subject to the satisfaction or waiver of the conditions set forth in Section 7 this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Shares shall be issued and registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares to be purchased by the Purchaser at the Closing, in such case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing, to an account to be designated by the Company (which shall not be an escrow account). On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to the Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.
3.Representations and Warranties of the Company
The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
3.1Organization and Power
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are duly incorporated or organized, as the case may be, and are validly existing and in good standing under the laws of their jurisdiction of incorporation and have the requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2Capitalization.
As of the date hereof, the Company has an authorized capitalization as set forth in the 2024 SEC Reports. The (i) outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (ii) all outstanding warrants have been issued and granted in material compliance with all applicable securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement.
3.3Registration Rights
Except as set forth in the Transaction Agreements or as disclosed in the 2024 SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.
3.4Authorization
The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Purchaser and that this Agreement constitutes the legal, valid and binding agreement of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.5Valid Issuance
The Shares being purchased by the Purchaser hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the offer and sale of the Shares to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.
3.6No Conflict
The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
3.7Consents
Assuming the accuracy of the representations and warranties of the Purchaser, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) are required to consummate the transactions contemplated by the Transaction Agreements and (d) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.
3.8SEC Filings; Financial Statements.
(a)The Company has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since June 24, 2021 (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b)The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements and/or SEC Reports, the Company has not incurred any liabilities, contingent or otherwise, except those in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
3.9Absence of Changes
Except as otherwise stated or disclosed in the 2024 SEC Reports filed at least one business day prior to the date hereof, between December 31, 2023 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.
3.10Absence of Litigation
As of the date hereof, and except as may be disclosed in the 2024 SEC Reports, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any governmental body against the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof and except as may be disclosed in the 2024 SEC Reports, neither the Company, nor to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.
3.11Compliance with Law; Permits
The Company is not in violation of, and has not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. The Company has not received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has had or would reasonably be expected to result in a Material Adverse Effect.
3.12Intellectual Property
(a)“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, formulae, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not and (e) all United States and foreign rights arising under or associated with any of the foregoing used, sold, licensed or otherwise exploited by the in the operation of its business as presently conducted or reasonably expected to be conducted.
(b)To its knowledge, the Company solely and exclusively owns or has obtained valid and enforceable licenses for, free and clear of all liens or encumbrances, all Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the 2024 SEC Reports, and, to the knowledge of the Company, the conduct of its current and proposed business does not infringe or misappropriate, in any material respect, any Intellectual Property of any third party. The Company has not received any written communications (in each case that has not been resolved) of any alleged infringement, misappropriation or breach of any Intellectual Property rights of others.
(c)There are no orders, settlement agreements or stipulations to which the Company is a party or by which the Company is bound that restricts the Company’s rights to use any Intellectual Property in the operation of the business as currently conducted.
(d)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the 2024 SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (B) challenging the validity, enforceability or scope of any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future as described in the 2024 SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.
(e)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company as described in the 2024 SEC Reports, and all such agreements are in full force and effect.
(f)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has taken reasonable and customary actions to protect its rights in, and to prevent the unauthorized use and disclosure of, material trade secrets and confidential business information (including confidential ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, supplier lists and information, and business plans) owned by the Company, and, to the knowledge of the Company, there has been no unauthorized use or disclosure of such material trade secrets and confidential business information.
3.13Employee Benefits
Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
3.14Taxes
The Company has filed all federal income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
3.15Environmental Laws.
The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received since June 24, 2021, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has received since June 24, 2021, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.
3.16Title
The Company has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as disclosed in the 2024 SEC Reports, any real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, provided however, that the Company is currently in the process of winding down such leases. The Company does not own any real property.
3.17Insurance
The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since June 24, 2021, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
3.18Nasdaq Stock Market
The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Select Market under the symbol “LENZ.” As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Select Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act.
3.19Sarbanes-Oxley Act
The Company is, and since June 24, 2021 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
3.20Regulatory.
(a)To the knowledge of the Company, the Company has operated its business and currently is in compliance in all material respects with all applicable Health Care Laws.
(b)There are no legal proceedings pending or, to the knowledge of the Company, threatened with respect to an alleged material violation by the Company of any Health Care Laws including FDA regulations adopted thereunder, or any other similar law promulgated by a Drug Regulatory Agency.
(c)The Company holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted (the “Company Regulatory Permits”), of any of its product candidates and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. The Company has timely maintained and is in compliance in all material respects with the Company Regulatory Permits and the Company has not, since June 24, 2021, received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit.
(d)To the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates and the components thereof manufactured in or imported into the United States are in material compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the Federal Food, Drug, and Cosmetic Act (FDCA).
(e)All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or in which the Company or its respective product candidates, including the Company Product Candidates, have participated that are described in the 2024 SEC Reports or the results of which are referred to in the 2024 SEC Reports, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Health Care Laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312.
(f)No Person involved in development of any data included in the Company’s regulatory filings has been convicted of (or investigated for) any crime or engaged in conduct reasonably expected to result in exclusion under 42 U.S.C. Section 1302a-7 or any similar state law or regulation. None of the Company, and to the knowledge of the Company, any contract manufacturer with respect to any product candidate of the Company, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable law.
(g)Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no manufacturing site owned by the Company, and to the knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to the Company’s Product Candidates, (i) is subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting noncompliance with any applicable law, in each case, that have not been complied with or closed to the satisfaction of the relevant governmental authority, and, to the knowledge of the Company, neither the FDA nor any other governmental authority is considering such action.
3.21Accounting Controls and Disclosure Controls and Procedures
The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the

Company’s SEC Reports filed prior to the date hereof, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
3.22Price Stabilization of Common Stock
The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.
3.23Investment Company Act
The Company is not, and immediately after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
3.24General Solicitation; No Integration or Aggregation
Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market.
3.25Brokers and Finders
Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
3.26Reliance by the Purchaser
The Company acknowledges that the Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
3.27No Disqualification Events
No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of the Shares pursuant to this Agreement.
3.28No Additional Agreements
The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.
3.29Anti-Bribery and Anti-Money Laundering Laws
Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder
3.30Company IT Systems; Cybersecurity
The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. Except as would not reasonably be expected to have a Material Adverse Effect, (a) there has been no security breach or other compromise of or relating to the Company IT Systems; (b) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (c) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (d) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.

3.31Compliance with Data Privacy Laws
The Company and its subsidiaries are, and at all prior times to June 30, 2021 (to the extent applicable to the Company during such period) were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have at all times since inception provided materially accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.
3.32Acknowledgment Regarding Purchaser’s Trading Activity
Except as provided in Section 4.16 of this Agreement, it is understood and acknowledged by the Company that: (i) the Purchaser was not provided any material non-public information in connection with its consideration of the transactions contemplated by this Agreement, (ii) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term, (iii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iv) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly (if any), presently may have a “short” position in the Common Stock and (v) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (A) the Purchaser may engage in hedging activities at various times during the period that the Shares are outstanding and (B) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of Transaction Agreements.
3.33Transactions with Affiliates and Employees
Except for the transactions contemplated by the Transaction Agreements, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.34No Other Representations or Warranties
Except for the representations and warranties of the Company expressly set forth in this Article 3, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchaser will rely, and the Company agrees that the Purchaser may rely, on the information that has been provided in writing to the Purchaser by the Company or on behalf of the Company, including the SEC Reports.
4.Representations and Warranties of Purchaser
The Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date:
4.1Organization
The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
4.2Authorization
The Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory to this Purchase Agreement has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3No Conflict
The execution, delivery and performance of the Transaction Agreements by the Purchaser, the purchase of the Shares in accordance with their terms and the consummation by the Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).
4.4Consents
All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.
4.5Residency
The Purchaser’s offices in which its investment decision with respect to the Shares was made are located at its address set forth in Section 9.3.
4.6Brokers and Finders
The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.7Investment Representations and Warranties
The Purchaser hereby represents and warrants that, it (i) as of the date hereof, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser also understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
4.8Intent
The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof in violation of applicable securities laws. Notwithstanding the foregoing, if the Purchaser is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Shares to or through any person or entity. The Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.
4.9Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks
The Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of the Purchaser or its professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Purchaser can protect its own interests in connection with the transactions described in this Agreement. Purchaser acknowledges that it (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.
The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of his, her or its entire investment in the Shares. The Purchaser acknowledges specifically that a possibility of total loss exists.
4.10Tax Advisors
The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares, where applicable, and the transactions contemplated by this Agreement. The Purchaser acknowledges that Purchaser shall be responsible for any of the Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.
4.11Shares Not Registered; Legends
The Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company is under no obligation and may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
The Purchaser understands that the Shares may bear one or more legends in substantially the following form and substance:
“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
In addition, stock certificates representing the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.
4.12Reliance by the Company
The Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein.
4.13No General Solicitation
The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general advertisement or, to its knowledge, general solicitation, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
4.14No Reliance
The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement. Purchaser acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.
4.15Access to Information
In making its decision to purchase the Shares, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has had the opportunity to review the 2024 SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.
4.16Short Sales
Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering, the Purchaser has not engaged in any Short Sales or similar transactions with respect to the Common Stock or any securities exchangeable or convertible for Common Stock, nor has the Purchaser, directly or indirectly, caused any person to engage in any Short Sales or similar transactions with respect to the Common Stock.
4.17Disqualification Event
To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.
5.Registration Procedures and Expenses
5.1The Company shall:
(a)use its commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to file a Resale Registration Statement (the “Resale Registration Statement”) with the SEC no later than the 60th calendar day following the Closing Date (the “Filing Date”) to register all of the Registrable Shares for resale on Form S-1 under the Securities Act, and to provide the Purchaser with a copy of such draft Resale Registration Statement for review not less than five (5) business days before filing;
(b)use its commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause such Resale Registration Statement to be declared effective, and any other qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) no later than the earlier of (i) the 90th calendar day following the Closing Date (or if the SEC reviews such filing, the 120th calendar day following the Closing Date, provided, however, such time period shall be extended, upon written notification to the Purchaser, by the number of days the Company is subject to a force majeure event that occurs during this period) and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further comments from the Staff (such date, the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;
(c)prepare and file with the SEC such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 5.4 below, subject to the Company’s right to suspend pursuant to Section 5.3;
(d)furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;
(e)file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(f)upon notification by the SEC that the Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within three (3) business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) business days from the date of such acceleration request);
(g)upon notification by the SEC that the Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 by 9:30 a.m. New York time on the Business Day following the date such Resale Registration Statement has been declared effective;
(h)advise the Purchaser promptly (provided that in no event shall such notice contain any material, nonpublic information):
(i)of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii)of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(iv)of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided such notice shall not disclose any material, non-public information concerning the Company to the Purchaser;
(i)cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and
(j)bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 5.1 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states (but excluding the fees of legal counsel for any Purchaser).
(k)If (i) the Resale Registration Statement is not filed with the SEC on or prior to the Filing Date (ii) the Resale Registration Statement covering the Registrable Shares is not declared effective by the SEC on or prior to the Effectiveness Deadline or (iii) after the Resale Registration Statement has been declared effective by the SEC, (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to sell all Registrable Shares for which it is required to be effective, (B) the Purchaser is not permitted to utilize the Prospectus therein to resell such Registrable Shares (other than during permitted suspension under Section 5.3), or (C) a permitted suspension of the Registration Statement under Section 5.3 exceeds the length set forth therein (each of the foregoing events in clauses (i), (ii) and (iii), a “Registration Failure”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law, the Company will make a payment to the Purchaser, as liquidated damages and not as a penalty (the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by the Purchaser for the Registrable Shares then held by the Purchaser for the initial day of a Registration Failure and for each thirty (30) day period (or pro rata portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. The Liquidated Damages shall be paid monthly within ten (10) business days of the date of such Registration Failure and the end of each subsequent thirty (30) day period (or portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. Such payments shall be made in cash to the Purchaser. Interest shall accrue at the rate of one percent (1.0%) per month on any such Liquidated Damages payments that shall not be paid by the applicable payment date until such amount is paid in full. Notwithstanding the foregoing, (I) no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (as defined below) (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period), and (II) in no event shall the aggregate amount of Liquidated Damages payable to the Purchaser exceed, in the aggregate, five percent (5.0%) of the aggregate purchase price paid by such Purchaser pursuant to this Section 5.1(k).
5.2Indemnification.
(a)Notwithstanding any termination of this Agreement, the Company agrees to indemnify, defend and hold harmless the Purchaser and each of its respective officers, directors, agents, partners, members, managers, stockholders, Affiliates, investment advisers and employees of each of them, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, costs (including without limitation reasonable costs of preparation and investigation and reasonable attorneys’ fees), expenses and disbursements (collectively, “Losses”) as incurred to which they may become subject (under the Securities Act or otherwise) insofar as such Losses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser, and each of their respective officers, directors, agents, partners, members, managers, stockholders, Affiliates, investment advisers and employees of each of them, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; provided, however, that the Company shall not be liable in any such case solely to the extent that such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any prospectus if either (A) (1) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or the Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the person asserting the claim from which such Loss resulted and (2) the final prospectus corrected such untrue statement or omission, (B) (1) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (2) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, any Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the person asserting the claim from which such Loss resulted.
(b)The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), from and against any Losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser relating to the Purchaser specifically for use in preparation of the Resale

Registration Statement, and the Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section (b) for any Purchaser be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon its sale of such Registrable Shares giving rise to such indemnification obligation.
(c)Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; and provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
(d)If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
(e)If the indemnification provided for in this Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Purchaser as an indemnifying party hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of such Registrable Shares giving rise to such contribution obligation.
5.3Prospectus Suspension.

The Purchaser agrees that, upon receipt of written notice from the Company of the occurrence of an event of the kind described in Sections 5.1(h)(iii) or 5.1(h)(iv), the Purchaser shall forthwith discontinue disposition of its Registrable Shares under the Registration Statement until it is advised by the Company in writing notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) days in any twelve (12)-month period.
5.4Termination of Obligations.
The obligations of the Company pursuant to Section 5.1 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares as defined herein (the “Effectiveness Period”).
6.Covenants
6.1Further Assurances
Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate. Prior to the Closing, the Company agrees to promptly notify the Purchaser if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 of this Agreement are no longer accurate.
6.2Listing
The Company shall cause the Shares to be listed on the Nasdaq Global Select Market prior to or at the Closing and shall use its commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Global Select Market.
6.3Integration
The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

6.4Pledge of Securities
The Company acknowledges and agrees that the Shares may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchaser effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Purchaser; provided that any and all costs to effect the pledge of the Shares are borne by the pledgor and/or pledgee and not the Company.
6.5Use of Proceeds
The Company shall use the proceeds from the sale of the Shares for working capital and general corporate purposes.
6.6Removal of Legends
(a)In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within the earlier of (i) two (2) business days and (ii) the Standard Settlement Period, in each case, of any such request therefor from the Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.
(b)Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 6.6(b) and within the earlier of (i) two (2) business days and (ii) the Standard Settlement Period, in each case, of any request therefor from the Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 6.6 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by the Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

7.Conditions of Closing
7.1Conditions to the Obligation of the Purchaser
The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of immediately prior to the Closing with the same force and effect as though made immediately prior to the Closing (it being understood and agreed by the Purchaser that for purposes of this Section 7.1(a), in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of immediately prior to the Closing.
(b)Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)No Injunction. The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.
(d)Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements.
(e)Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.
(f)Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(g)Opinion of Company Counsel. The Company shall have delivered to the Purchaser the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date in customary form and substance to be reasonably agreed upon with the Purchaser.
(h)Compliance Certificate. The Chief Executive Officer or Chief Financial Officer of the Company shall have delivered to the Purchaser at the Closing Date a certificate certifying that the conditions specified in Sections 7.1(a) (Representations and Warranties), 7.1(b) (Performance), 7.1(c) (No Injunction) and 7.1(j) (Listing Requirements) of this Agreement have been fulfilled.
(i)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing Date a certificate certifying (i) the Certificate of Incorporation, as amended, of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Company’s Board of Directors

(or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.
(j)Listing Requirements. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, either (i) in writing by the SEC or the National Exchange or (ii) by falling below the minimum listing maintenance requirements of the National Exchange (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and shall have received confirmation from Nasdaq that it has completed its review of such form with no objections to the transactions contemplated herein.
7.2Conditions to the Obligation of the Company
The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Common Stock to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties.  The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects)  and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.
(b)Performance. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.
(c)Injunction. The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Purchaser at the Closing.
8.Termination
8.1Conditions of Termination
This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) upon the mutual written agreement of the Company and the Purchaser, (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 7 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before five (5) business days after the date of this Agreement (the “Outside Date”), other than as a result of a Willful Breach of the Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. Upon the termination of this Agreement in accordance with this Section 8, except as set forth in the proviso to the immediately preceding sentence of this Section 8, this Agreement shall be void and of no further effect and any portion of the Purchase Price paid by the Purchaser to Company in connection herewith shall promptly (and in any event within one (1) business day) following such termination be returned to the Purchaser. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.
9.Miscellaneous Provisions
9.1Public Statements or Releases
Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.
9.2Interpretation
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
9.3Notices
Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)If to the Company:
LENZ Therapeutics, Inc.
201 Lomas Santa Fe, Suite 300
Solana Beach, CA 92075
Attention:     Evert Schimmelpennink, Chief Executive Officer
Email:  [Omitted]
with a copy to (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati P.C.
12235 El Camino Real
San Diego, CA 92130
Attention: Dan Koeppen
Email:  [Omitted]
(b)If to the Purchaser:
Ridgeback Capital Investments L.P.
348 W. 14th St., Fl. 4
New York, NY 10014
Attention: Matt Mezvinsky
Email:  [Omitted]
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
9.4Severability
If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
9.5Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)Each of the Company and the Purchaser hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the City of New York, in the State of New York;

(ii)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
9.6Waiver
No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
9.7Expenses
Except as otherwise agreed, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.
9.8Assignment
None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Purchaser and (y) the Purchaser, in the case of the Company, provided that the Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
9.9Confidential Information
(a)The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s affiliates, outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)The Company may request from the Purchaser such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Purchaser acknowledges that the Company may file a form of this Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.
9.10Third Parties
Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.
9.11Counterparts
This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
9.12Entire Agreement; Amendments
This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser. The Company, on the one hand, and the Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Purchaser or the Company, respectively.
9.13Survival
The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms.
9.14Mutual Drafting
This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
9.15Additional Matters
For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:
LENZ THERAPEUTICS, INC.

By:    /s/ Evert Schimmelpennink
    Evert Schimmelpennink
    Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:
RIDGEBACK CAPITAL INVESTMENTS L.P.

By:     RIDGEBACK CAPITAL MANAGEMENT LLC
    Its Investment Manager

By:    /s/ Wayne Holman
    Wayne Holman
    CEO

[Signature Page to Stock Purchase Agreement]